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                                                                    EXHIBIT 3.23

                                                                          PAGE 1

                                    Delaware
                                 ---------------
                                 The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "HOUSTON FLEET LLC" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF FORMATION, FILED THE FIFTEENTH DAY OF JUNE, A.D. 1998, AT 9 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

                            [SEAL]  /s/ Harriet Smith Windsor
                                   ---------------------------------
                                    Harriet Smith Windsor, Secretary of State

2908677 81004                          AUTHENTICATION:  1777078

020307817                                        DATE:  05-14-02

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/15/1998
                                                          981230547 - 2908677

                            CERTIFICATE OF FORMATION
                                       OF
                                HOUSTON FLEET LLC

            This Certificate of Formation of Houston Fleet LLC (the "LLC"), dated as of June 15, 1998, is being duly executed and filed by the undersigned, as the sole member, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Section 18-001 et seq.).

            FIRST: The name of the limited liability company formed hereby is Houston Fleet LLC.

            SECOND: The registered office of the LLC in the State of Delaware is located at Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, and the registered agent of the LLC at such address is Corporation Service Company.

            THIRD: The LLC is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the LLC is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act and engaging in any and all activities necessary or incidental to the foregoing, including, but not limited to, providing assurances of financial responsibility for vessels acceptable to it and its Member as may be necessary for such vessels to meet the Certificate of Financial Responsibility (COFR) requirements established by the U.S. Coast Guard pursuant to the provisions of the Oil Pollution Act of 1990 (OPA `90) and the Comprehensive Environmental Response, Cooperation and Liability Act (CERCLA).

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            IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation as of the date first above written.

                                                    NATIONAL MARINE, INC.

                                                    BY: /s/ David Wagstaff III
                                                       -------------------------
                                                    Name:  David Wagstaff III
                                                    Title: Vice President

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